UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 28, 2003

Date of Report (date of earliest event reported):

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22167	74-2806888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

4601 College Boulevard Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

(913) 327-4200

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report)

ITEM 5.	OTHER EVENTS.

In connection with the private placement of the registrant’s common stock, par value $.02 per share, with Fletcher International, Ltd. on November 20, 2003, the registrant’s Board of Directors approved an amendment to the Rights Agreement between Euronet Worldwide, Inc. (the “Company”) and EquiServe Trust Company, N.A. (“EquiServe”), dated March 21, 2003. The Company entered into a First Amendment to Rights Agreement with EquiServe, effective as of November 28, 2003, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

Exhibit 4.1	Amendment to Rights Agreement between Euronet Worldwide, Inc. and EquiServe Trust Company, N.A., dated November 28, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Rick Weller
Rick Weller Chief Financial Officer

Date: December 4, 2003

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EXHIBIT INDEX

Exhibit Number	Description

Exhibit 4.1	Amendment to Rights Agreement between Euronet Worldwide, Inc. and EquiServe Trust Company, N.A., dated November 28, 2003.